October 27, 2017

PURE Bioscience, Inc.

1725 Gillespie Way

El Cajon, CA 92020

Re: Post-Effective Amendment No. 2 to Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to PURE Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission on October 27, 2017 of Post-Effective Amendment No. 2 on Form S-1 (the “Post-Effective Amendment”) to a registration statement on Form S-1 filed on February 6, 2017 and Post-Effective Amendment No. 1 filed on August 25, 2017 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was declared effective on February 15, 2017 and Post-Effective Amendment No. 1 was declared effective on September 1, 2017. The Post-Effective Amendment relates to the registration of (i) an aggregate of 1,572,941 shares of common stock, par value $0.01 per share (the “Purchased Shares”) and (ii) an aggregate of 176,471 shares of our common stock, par value $0.01 (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”). The Purchased Shares and the Warrants Shares (together the “Shares”) are to be sold by certain selling security holders of the Company in the manner contemplated by the prospectus contained in the Registration Statement as amended by the Post-Effective Amendment.

In connection with this opinion, we have examined and relied upon the Registration Statement and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. We also have assumed that the Company will not in the future issue or otherwise make unavailable so many shares of common stock that there are insufficient authorized and unissued shares of common stock remaining and available for issuance pursuant to the exercise of the Warrants.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware and the laws of the State of California. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that (i) the Purchased Shares are validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued and exercised in accordance with the Warrants (as may be amended), and delivered upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as Exhibit 5.1 to the Post-Effective Amendment, and further consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Post-Effective Amendment, and in any amendment or supplement thereto.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP